UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 27, 2004

IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7190	65-0854631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1259 Northwest 21st Street

Pompano Beach, Florida 33069

(Address of Principal Executive Office) (Zip Code)

(954) 917-7665

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On September 27, 2004, the Company’s subsidiary, Just-Rite Supply, Inc. (“Just-Rite”) completed a settlement (“Settlement”) of its litigation against a former employee and others (“Settling Defendants”), case styled Just-Rite Supply, Inc. v. Dennis Robertson, Sr. et al, Case No. 1:03 CV214 GuRo in the United States District Court of the Southern District of Mississippi, Southern Division. The former employee was previously employed at Just-Rite’s Gulfport, Mississippi distribution facility. Just-Rite alleged violations by the employee of his non-compete agreements related to the acquisition of the business at that location. Under the terms of the Settlement, the former employee and certain of the Settling Defendants entered into three-year non-compete agreements with Just-Rite. In addition, as part of the Settlement, Just-Rite received four real properties, including two warehouse buildings utilized by Just-Rite’s Gulfport, Mississippi distribution facility previously leased from the former employee, and two delivery trucks. Further, a promissory note with a remaining principal balance and accrued interest of approximately $144,000 due from Just-Rite associated with the acquisition of the business was cancelled.

As part of the Settlement, Just-Rite paid cash consideration of approximately $45,000, and incurred equipment debt and mortgage indebtedness in the aggregate amount of approximately $1,013,000 associated with the acquisition of these assets. The liabilities are secured by the equipment and real property acquired in the Settlement. The indebtedness includes approximately $97,000 in contingent liabilities which is expected to be satisfied from the liquidation of the assets of a Settling Defendant which were not transferred to Just-Rite. The assumed indebtedness requires aggregate monthly payments of approximately $9,700 including interest, with a balloon payment for the remaining principal balance, plus accrued interest due and payable in 2008.

The Settlement Agreement will be filed as an exhibit to the Form 10-Q for the quarter ended September 30, 2004.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an

Off-Balance Sheet Arrangement of a Registrant

The information described above under “Section 1 – Registrant’s Business and Operations – Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IMPERIAL INDUSTRIES, INC.

Date: September 30, 2004	By:	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr. Principal Executive Officer/ Chief Financial Officer

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